UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

1880 S. Dairy Ashford, Suite 300
Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders (the "Annual Meeting") of RigNet, Inc. (the Company"), was held on May 11, 2011. The proposals submitted to the stockholders are described in detail in the Company's proxy statement for the Annual Meeting, which was filed with the SEC on March 31, 2011. At the Annual Meeting, the stockholders of the Company:

Item 1 Elected all nine director nominees to the Company's Board of Directors to serve until the 2012 Annual Meeting of Stockholders or until their respective successors have been elected:
Nominee	For	Withheld	Broker Non-Votes
James Browning	8,607,654	1,273,250	360,909
Charles Davis	8,951,162	929,742	360,909
Thomas Matthews	8,607,654	1,273,250	360,909
Kevin Neveu	8,607,654	1,273,250	360,909
Kevin O'Hara	8,613,654	1,267,250	360,909
Keith Olsen	8,607,654	1,273,250	360,909
Mark Slaughter	8,613,654	1,267,250	360,909
Ditlef de Vibe	8,613,654	1,267,250	360,909
Brent Whittington	8,607,654	1,273,250	360,909

Item 2 Ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Withheld	Abstain	Broker Non-Votes
10,232,035	9,403	375	0

Item 3 Approved the Company's 2010 Omnibus Incentive Plan:
For	Withheld	Abstain	Broker Non-Votes
9,230,868	646,561	3,475	360,909

Item 4 Approved as an advisory vote, the compensation of named executive officers:
For	Withheld	Abstain	Broker Non-Votes
9,876,629	800	3,475	360,909

Item 5 Voted as an advisory vote, on the frequency of the advisory vote on executive compensation:
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
9,622,129	150,900	102,250	5,625	360,909

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ MARTIN L. JIMMERSON, JR.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: May 11, 2011